U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2006

AMERICHIP INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Nevada (State or jurisdiction of incorporation or organization)	000-33127 (Commission File Number)	98-0339467 (I.R.S. Employer Identification No.)

9282 GENERAL DRIVE, SUITE 100, PLYMOUTH, MI	48170
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:       (734) 207-0338

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 18 2006, Board of Directors of Americhip International, Inc. (the “Company”) appointed Richard H Rossmann as a director of the Company.

In addition, the Board of Directors of the Company appointed Richard H Rossmann as Executive Director of Manufacturing of the Company and President and Chief Executive Officer AmeriChip Automotive Inc. (“AAI”), a wholly owned subsidiary of AmeriChip International Inc. (www.americhiplacc.com).

Richard H Rossmann, age 61 has spent over 30 years designing and building world class manufacturing operations in six countries on four continents for such companies as Chrysler and American Axle. From 1991 to the present, Mr. Rossmann has been President of Symtec, Inc., a manufacturing systems technology company providing consulting expertise for major manufacturing, acquisition and joint venture projects for Fortune 100 companies. Since 1999, Mr. Rossmann has been President and Chief Executive Officer of Paramount Precision Products , a precision machining manufacturing company and a director of KOKOMO Spring Company. Mr. Rossmann attended Penn State&$146;s MBA School of International Business.

Item 9.01.	Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICHIP INTERNATIONAL INC.

Date: April 26, 2006	By:	/s/ Marc Walther

Marc Walther
President and Chief Executive Officer